Exhibit 99.1

ondeck

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Merger Proposal: To adopt the Agreement and Plan of Merger, dated as of July 28, 2020, by and among Enova International, Inc., a Delaware corporation, Energy Merger Sub, Inc., an indirect wholly owned subsidiary of Enova, and On Deck Capital, Inc.	☐	☐	☐
2. Merger-Related Compensation Proposal: To approve on an advisory (nonbinding) basis the compensation that may be paid or become payable to OnDeck's named executive officers that is based on or otherwise related to the merger.	☐	☐	☐
3. Adjournment Proposal: To approve the adjournment of the OnDeck special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the OnDeck special meeting to approve the Merger Proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — On Deck Capital, Inc. Notice of 2020 Special Meeting of Stockholders This Proxy is Solicited by the Board of Directors of On Deck Capital, Inc. for the 2020 Special Meeting of Stockholders to be held Wednesday, October 7, 2020. The undersigned stockholder of On Deck Capital, Inc., a Delaware corporation, hereby acknowledges receipt of the 2020 Notice of Special Meeting of Stockholders and Proxy Statement for the 2020 Special Meeting of Stockholders of On Deck Capital, Inc. to be held Wednesday, October 7, 2020 at 10:00 A.M. EST, and hereby appoints Noah Breslow, Kenneth A. Brause and Cory Kampfer, and each of them, as proxies and attorneys-in-fact, each with power of substitution and resubstitution and revocation and all powers that the undersigned would possess if personally present, to vote all of the shares owned by the undersigned at such meeting and any postponement(s) or adjournment(s) thereof as set forth on the reverse hereof, and in their discretion upon any other business that may properly come before such meeting and any such postponement(s) and adjournment(s). Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 Go to www.envisionreports.com/ONDK or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/ONDK Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals — The Board of Directors recommend a vote FOR Proposals 1, 2 and 3. 1. Merger Proposal: To adopt the Agreement and Plan of Merger, For Against Abstain 2. Merger-Related Compensation Proposal: To approve on an For Against Abstain dated as of July 28, 2020, by and among Enova International, Inc., advisory (nonbinding) basis the compensation that may be paid a Delaware corporation, Energy Merger Sub, Inc., an indirect or become payable to OnDeck’s named executive officers that wholly owned subsidiary of Enova, and On Deck Capital, Inc. is based on or otherwise related to the merger. 3. Adjournment Proposal: To approve the adjournment of the OnDeck special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the OnDeck special meeting to approve the Merger Proposal. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 476421 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03BG8A

The 2020 Special Meeting of Shareholders of On Deck Capital, Inc. will be held on October 7, 2020 at 10:00am EST, virtually via the internet at www.meetingcenter.io/281867925. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — ONDK2020. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — On Deck Capital, Inc. + Notice of 2020 Special Meeting of Stockholders This Proxy is Solicited by the Board of Directors of On Deck Capital, Inc. for the 2020 Special Meeting of Stockholders to be held Wednesday, October 7, 2020. The undersigned stockholder of On Deck Capital, Inc., a Delaware corporation, hereby acknowledges receipt of the 2020 Notice of Special Meeting of Stockholders and Proxy Statement for the 2020 Special Meeting of Stockholders of On Deck Capital, Inc. to be held Wednesday, October 7, 2020 at 10:00 A.M. EST, and hereby appoints Noah Breslow, Kenneth A. Brause and Cory Kampfer, and each of them, as proxies and attorneys-in-fact, each with power of substitution and resubstitution and revocation and all powers that the undersigned would possess if personally present, to vote all of the shares owned by the undersigned at such meeting and any postponement(s) or adjournment(s) thereof as set forth on the reverse hereof, and in their discretion upon any other business that may properly come before such meeting and any such postponement(s) and adjournment(s). Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +